EX-99.906CERT

CERTIFICATIONS

Matthew Swendiman, Chief Executive Officer, and Angela A. Simmons, Chief Financial Officer, of F/m Funds Trust (the “Registrant”), each certify to the best of their knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2023 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

F/m Funds Trust	F/m Funds Trust

/s/ Matthew Swendiman	/s/ Angela A. Simmons
Matthew Swendiman, President and Principal Executive Officer	Angela A. Simmons, Treasurer and Principal Accounting Officer

Date: September 7, 2023	Date: September 7, 2023

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to F/m Funds Trust and will be retained by F/m Funds Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.